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                                                                    EXHIBIT 21.1


                         MARINE DRILLING COMPANIES, INC.

                          SUBSIDIARIES AND PARTNERSHIPS

                                DECEMBER 31, 2000


                                           Place of
                                         Incorporation                                         Ownership
      Subsidiary/Partnership              or Domicile                 Owner                    Percentage
----------------------------------       -------------  ----------------------------------     ----------
Marine Drilling Management Company          Dover,      Marine Drilling Companies, Inc.          100%
                                           Delaware
                                             USA

Marine Drilling International, Inc.         Dover,      Marine Drilling Management Company       100%
                                           Delaware
                                             USA

Marine 300 Series, Inc.                     Dover,      Marine Drilling Companies, Inc.          100%
                                           Delaware
                                             USA